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        EXHIBIT 10.1

        SILICON VALLEY BANK

        AMENDMENT TO LOAN AGREEMENT

BORROWER:      VITALCOM INC., A DELAWARE CORPORATION

ADDRESS:       15222 DEL AMO AVENUE
               TUSTIN, CA  92780

DATED AS OF:   AUGUST 6, 1997

THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

The Parties agree to amend the Loan and Security Agreement between them dated February 26, 1993, as amended by that Amendment to Loan Agreement dated December 21, 1993, as amended by that Amendment to Loan Agreement dated April 27, 1994, as amended by that Amendment to Loan Agreement dated May 5, 1995, as amended by that Amendment to Loan Agreement dated May 30, 1995, as amended by that Amendment to Loan Agreement dated December 27, 1995 (the "December 1995 Amendment"), as amended by that Amendment to Loan Agreement dated August 6, 1996, as amended by that Amendment to Loan Agreement dated September 25, 1996, and as otherwise amended from time to time (the "Loan Agreement"; terms defined in the Loan Agreement are used herein as therein defined), as follows, effective as of the date hereof.

1. AMENDED FINANCIAL COVENANTS. The section of the Schedule to the Loan Agreement entitled "Financial Covenants (Section 4.1)" is amended effective as of the date hereof to read as follows:


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"FINANCIAL COVENANTS
(Section 4.1):             Borrower shall comply with all of the following
                           covenants. Compliance shall be determined as of the end of each calendar quarter, except as otherwise specifically provided below:

QUICK ASSET RATIO:         Borrower shall maintain a ratio of "Quick Assets" to
                           current liabilities of not less than 2.00 to 1.

TANGIBLE NET WORTH:        Borrower shall maintain a tangible net worth of not
                           less than $20,000,000.

DEBT TO TANGIBLE
NET WORTH RATIO:           Borrower shall maintain a ratio of total liabilities
                           to tangible net worth of not more than 1.00 to 1.

MINIMUM  CASH COVERAGE     Borrower shall maintain an aggregate total of cash
                           and marketable securities (valued at market value) in an amount at least equal to the product of two times the maximum amount of the Credit Line.

DEFINITIONS:               "Current Assets" and "current liabilities" shall have
                           the meanings ascribed to them in accordance with generally accepted accounting principles. "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard &
                           Poor's Corporation (or a similar rating by a similar organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

SUBORDINATED DEBT:         "Liabilities" for purposes of the foregoing covenants
                           do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

2. AMENDED MATURITY DATE. The section of the Schedule to the Loan Agreement entitled "Maturity Date (Section 5.1)" is amended effective as of the date hereof to read as follows:


                "Maturity Date
                (Sections 5.1):             August 5, 1998."

3. CONSENT TO BORROWER LOANS. Borrower has made (I) a bridge loan to its Vice President of Direct Sales in the approximate amount of $175,000 and (II) two loans in an aggregate amount of $194,960 to two consultants of borrower relating to such persons' purchase of Borrower's stock (collectively, the "Borrower Loans"). Silicon hereby consents to the Borrower Loans, and hereby agrees that no Event of Default shall arise under the Loan Agreement in connection herewith.

4. FEE. It is acknowledged that Borrower shall pay to Silicon a fee in the amount of $8,250 in connection with this Amendment, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable. At such time that any Loans are made hereunder, Borrower shall, prior to Silicon's making of any such


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      Loans, pay to Silicon a further fee of $8,250, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

5. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, ,all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment shall be controlling in the event of any conflicts between any prior written agreements and amendments between Silicon and the Borrower, on the one hand, and the Amendment.


Borrower:                                Silicon:

VITALCOM INC., a Delaware corporation    SILICON VALLEY BANK


By  /s/Donald W. Judson
-------------------------------------
        President or Vice President

                                         By /s/Kittridge Chamberlain
                                            --------------------------
By/s/ Shelley B. Thunen                  Title  V.P.
  -----------------------------------          -----------------------
        Secretary


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